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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (to be filed on or about March 26, 1998) of our report dated August 22, 1997, on our audit of the financial statements of Ward Drilling Company, Inc. We also consent to the reference to our firm under the caption "Independent Public Accountants."




                                   /s/ COOPERS & LYBRAND, L.L.P.

                                       Coopers & Lybrand, L.L.P.


Oklahoma City, OK
March 26, 1998